Exhibit 99.1


              Digital Recorders, Inc. Announces $500,000
             Order for TwinVision(R) All-LED Sign Systems


    DALLAS--(BUSINESS WIRE)--June 21, 2007--Digital Recorders, Inc.
(DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that its TwinVision na, Inc. subsidiary in Durham, N.C., has received a product order valued at approximately $500,000 from the Capital District Transit Authority
(CDTA) in Albany, N.Y.

    "The CDTA is upgrading portions of its existing passenger transit fleet's communications products. Soon, the CDTA's reliance upon older technology such as front- and side-roller curtain signs and rear flip-dot signs will be a thing of the past. Instead, the CDTA's bus vehicle fleet will be retrofitted with the TwinVision(R) amber all-LED electronic destination sign system -- a solid-state, technologically innovative product. This will improve the reliability and readability of the CDTA's route communications, as well as assist the CDTA in ensuring its compliance with the Americans with Disabilities Act. Since there are no moving parts in this product, the CDTA's maintenance costs also will be reduced. Our TwinVision(R) products improve the flow of people through the transit experience. As such, our products contribute to energy efficiency, help reduce roadway congestion, and support the need to reduce fossil fuel consumption. Indeed, our TwinVision(R) products and services foster environmental stewardship," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    Management anticipates that delivery will conclude in the last half of 2007.

    ABOUT THE TWINVISION NA, INC. SUBSIDIARY

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades' old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the orders, the expected delivery dates, our ongoing relationship with the CDTA, the expected demand for our products and their ability to help the environment, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties pertaining to the timing and amount of the orders, the expected delivery dates, our ongoing relationship with the CDTA, the expected demand for our products and their ability to help the environment, as well as other risks and uncertainties as set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com